NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Second Quarter 2016 Results
Second quarter highlights:
•Consolidated sales of $1.9 billion
•Operating profit of $88.0 million
•Earnings per diluted share of $1.02

•	Operating cash flow of $60.0 million; free cash flow of $56.5 million

•	Maintained financial leverage following a $350 million senior note offering

PITTSBURGH, July 28, 2016/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, announces its results for the second quarter of 2016.
Mr. John J. Engel, WESCO's Chairman, President and CEO, commented, "Our second quarter results were in line with our expectations. Sales were flat to prior year and margins were stable. While the industrial end market continues to pressure our top-line, all three of our other end markets posted positive organic sales growth in the quarter, including construction. Earnings per share grew in the quarter, and free cash flow remained strong, again exceeding 100% of net income.”
The following are results for the three months ended June 30, 2016 compared to the three months ended June 30, 2015:

•
Net sales were $1,911.6 million for the second quarter of 2016, compared to $1,916.7 million for the second quarter of 2015, a decrease of 0.3%. Acquisitions had a 3.7% positive impact on net sales and were partially offset by a 0.9% impact from foreign exchange rates, resulting in a 3.1% decrease in normalized organic sales. Sequentially, net sales increased 7.6% and normalized organic sales increased 4.8%.

•
Cost of goods sold for the second quarter of 2016 was $1,532.1 million and gross profit was $379.5 million, compared to cost of goods sold and gross profit of $1,535.1 million and $381.6 million for the second quarter of 2015, respectively. As a percentage of net sales, gross profit was 19.9% for the second quarter of 2016 and 2015.

•
Selling, general and administrative ("SG&A") expenses were $274.5 million, or 14.4% of net sales for the second quarter of 2016, compared to $275.2 million, or 14.4% of net sales, for the second quarter of 2015.

•
Operating profit was $88.0 million for the current quarter, compared to $90.3 million for the second quarter of 2015. Operating profit as a percentage of net sales was 4.6% for the second quarter of 2016, compared to 4.7% for the second quarter of 2015.

•
Interest expense for the second quarter of 2016 was $19.5 million, compared to $18.6 million for the second quarter of 2015. Non-cash interest expense for the second quarter of 2016 and 2015, which includes amortization of debt discounts and deferred financing fees, interest related to uncertain tax positions, and accrued interest, was $1.2 million and $1.6 million, respectively.

•
The effective tax rate for the current quarter was 27.3%, compared to 29.3% for the prior year second quarter. The decrease in the effective tax rate in the second quarter of 2016 as compared to the prior year's comparable quarter was primarily due to the relative amounts of income earned in the United States and foreign jurisdictions, primarily Canada, and the tax rates in these jurisdictions.

•	Net income attributable to WESCO International, Inc. was $49.8 million for the current quarter, compared to $51.8 million for the second quarter of 2015.

•
Earnings per diluted share for the second quarter of 2016 of $1.02 per share, based on 48.6 million diluted shares, increased 2.0% from $1.00 per share for the second quarter of 2015, based on 51.9 million diluted shares.

•
Operating cash flow for the second quarter of 2016 was $60.0 million, compared to $42.5 million for the second quarter of 2015. Free cash flow for the second quarter of 2016 of $56.5 million, or 113% of net income, increased 62% from $34.9 million, or 68% of net income for the second quarter of 2015.

The following are results for the six months ended June 30, 2016 compared to the six months ended June 30, 2015:

•
Net sales were $3,687.5 million for the first six months of 2016, compared to $3,733.0 million for the first six months of 2015, a decrease of approximately 1.2%. Acquisitions and workdays had positive impacts on net sales of 3.8% and 1.6%, respectively, and were partially offset by a 1.7% impact from foreign exchange rates, resulting in a 4.9% decrease in normalized organic sales growth.

•
Cost of goods sold for the first six months of 2016 was $2,952.9 million and gross profit was $734.6 million, compared to cost of goods sold and gross profit of $2,983.7 million and $749.3 million for the first six months of 2015, respectively. As a percentage of net sales, gross profit was 19.9% and 20.1% for the first six months of 2016 and 2015, respectively.

•
Selling, general and administrative ("SG&A") expenses were $543.8 million, or 14.7% of net sales for the first six months of 2016, compared to $539.8 million, or 14.5% of net sales, for the first six months of 2015.

•
Operating profit was $157.5 million for the first six months of 2016, compared to $177.4 million for the first six months of 2015. Operating profit as a percentage of net sales was 4.3% for the first six months of 2016, compared to 4.8% for the first six months of 2015.

•
Interest expense for the first six months of 2016 was $38.3 million, compared to $39.5 million for the first six months of 2015. Non-cash interest expense for the first six months of 2016 and 2015, which includes amortization of debt discounts and deferred financing fees, interest related to uncertain tax positions, and accrued interest, was $5.0 million and $7.0 million, respectively.

•	The effective tax rate for the first six months of 2016 was 29.2%, compared to 29.4% for the first six months of 2015.

•	Net income attributable to WESCO International, Inc. was $85.9 million for the first six months of 2016, compared to $98.7 million for the first six months of 2015.

•
Earnings per diluted share for the first six months of 2016 was $1.79 per share, based on 47.8 million diluted shares, compared to $1.90 per share for the first six months of 2015, based on 52.1 million diluted shares.

•
Operating cash flow for the first six months of 2016 was $138.6 million, compared to $132.6 million for the first six months of 2015. Free cash flow for the first six months of 2016 was $131.5 million, or 156% of net income, compared to $120.0 million, or 123% of net income for the first six months of 2015.

Convertible Debt Redemption
As previously announced, in June 2016 we issued $350 million aggregate principal amount of 5.375% senior notes due 2024 (the "2024 Notes"). We intend to use the net proceeds from the 2024 Notes to repay our 6.0% Convertible Senior Debentures due 2029 (the "2029 Debentures"), which are redeemable on or after September 15, 2016.

•
Upon redemption of the 2029 Debentures, we expect to incur a non-cash, non-recurring charge, the amount of which depends on the carrying value of the 2029 Debentures and debt market conditions on the redemption date. If debt market conditions are similar to those prevailing as of June 30, 2016, we estimate that the charge would be approximately $120 million on a pre-tax basis, or an approximate $1.70 unfavorable impact to EPS.

•
Shares underlying the 2029 Debentures would be removed from our diluted share calculation and newly issued shares resulting from the conversion would be added to our basic shares, which we estimate would result in no net change to our fully diluted share count.

“Redeeming our convertible bonds simplifies our capital structure and eliminates future EPS dilution associated with these debt instruments,” Mr. Engel said. “We also expect an ongoing benefit from reduced interest expense as a result of replacing the 2029 Debentures with lower-cost debt.”
Outlook
Mr. Engel continued, "We expect weakness in commodity-driven end markets and foreign exchange headwinds to continue into the second half of this year. However, we are maintaining our current outlook for 2016 within the original guidance we provided last December. We have narrowed our full year outlook for sales to be down 2% to flat and EPS to be $3.85 to $4.10 per diluted share, while increasing our free cash flow to at least 100% of net income. Our full year outlook excludes any impact from the potential redemption of the convertible bonds previously discussed. We remain focused on executing our One WESCO strategy to deliver above-market sales growth, improve profitability, generate strong free cash flow, and increase shareholder value. In this challenging environment, our One WESCO value proposition is more important than ever in providing the comprehensive product and service solutions customers need to cost-effectively meet their MRO, OEM, and capital project management requirements."

Webcast and Teleconference Access
WESCO will conduct a webcast and teleconference to discuss the second quarter earnings as described in this News Release on Thursday, July 28, 2016, at 11:00 a.m. E.T. The call will be broadcast live over the Internet and can be accessed from the Company's Website at http://www.wesco.com. The call will be archived on this Internet site for seven days.

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (MRO) and original equipment manufacturers (OEM) products, construction materials, and advanced supply chain management and logistic services. 2015 annual sales were approximately $7.5 billion. The company employs approximately 9,300 people, maintains relationships with over 25,000 suppliers, and serves over 80,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers, and utilities. WESCO operates nine fully automated distribution centers and approximately 500 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Mary Ann Bell, Vice President, Investor Relations
WESCO International, Inc. (412) 454-4220, Fax: (412) 222-7409
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2016		June 30, 2015
Net sales	$1,911.6		$1,916.7
Cost of goods sold (excluding	1,532.1	80.1%	1,535.1	80.1%
depreciation and amortization)
Selling, general and administrative expenses	274.5	14.4%	275.2	14.4%
Depreciation and amortization	17.0		16.1
Income from operations	88.0	4.6%	90.3	4.7%
Interest expense, net	19.5		18.6
Income before income taxes	68.5	3.6%	71.7	3.7%
Provision for income taxes	18.6		21.0
Net income	49.9	2.6%	50.7	2.6%
Net income (loss) attributable to noncontrolling interests	0.1		(1.1)
Net income attributable to WESCO International, Inc.	$49.8	2.6%	$51.8	2.7%

Earnings per diluted common share	$1.02		$1.00
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	48.6		51.9

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30, 2016		June 30, 2015
Net sales	$3,687.5		$3,733.0
Cost of goods sold (excluding	2,952.9	80.1%	2,983.7	79.9%
depreciation and amortization)
Selling, general and administrative expenses	543.8	14.7%	539.8	14.5%
Depreciation and amortization	33.3		32.1
Income from operations	157.5	4.3%	177.4	4.8%
Interest expense, net	38.3		39.5
Income before income taxes	119.2	3.2%	137.9	3.7%
Provision for income taxes	34.8		40.5
Net income	84.4	2.3%	97.4	2.6%
Net loss attributable to noncontrolling interests	(1.5)		(1.3)
Net income attributable to WESCO International, Inc.	$85.9	2.3%	$98.7	2.6%

Earnings per diluted common share	$1.79		$1.90
Weighted-average common shares outstanding and common
share equivalents used in computing earnings per diluted
share (in millions)	47.8		52.1

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollar amounts in millions)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents	$160.3	$160.3
Trade accounts receivable, net	1,118.0	1,075.3
Inventories	831.1	810.1
Current deferred income taxes (1)	—	8.5
Other current assets	197.3	203.4
Total current assets	2,306.7	2,257.6
Other assets (2)	2,386.0	2,312.2
Total assets	$4,692.7	$4,569.8

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$712.9	$715.5
Current debt and short-term borrowings	44.7	44.3
Other current liabilities	213.3	188.0
Total current liabilities	970.9	947.8

Long-term debt (2)	1,360.7	1,439.1
Other noncurrent liabilities	418.5	409.0
Total liabilities	2,750.1	2,795.9

Stockholders' Equity
Total stockholders' equity	1,942.6	1,773.9
Total liabilities and stockholders' equity	$4,692.7	$4,569.8

(1)
The Company early adopted Accounting Standards Update (ASU) 2015-17, Balance Sheet Classification of Deferred Taxes, on a prospective basis during the first quarter of 2016. This guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet.

(2)
The Company adopted ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, and ASU 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, on a retrospective basis during the first quarter of 2016. These ASUs simplify the presentation of debt issuance costs by requiring that debt issuance costs related to a recognized liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. As a result of adopting this guidance, the Company reclassified approximately $17.7 million of deferred financing fees from other noncurrent assets to long-term debt in the balance sheet as of December 31, 2015.

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
Operating Activities:
Net income	$84.4	$97.4
Add back (deduct):
Depreciation and amortization	33.3	32.1
Deferred income taxes	13.4	16.7
Change in trade receivables, net	(17.3)	(3.8)
Change in inventories	(4.4)	(26.7)
Change in accounts payable	(18.8)	0.8
Other	48.0	16.1
Net cash provided by operating activities	138.6	132.6

Investing Activities:
Capital expenditures	(7.1)	(12.6)
Acquisition payments	(50.9)	(68.5)
Other	(8.2)	1.4
Net cash used in investing activities	(66.2)	(79.7)

Financing Activities:
Debt (repayments) borrowings, net	(76.3)	74.4
Equity activity, net	(0.4)	(79.1)
Other	0.6	2.7
Net cash used in financing activities	(76.1)	(2.0)

Effect of exchange rate changes on cash and cash equivalents	3.7	(4.9)

Net change in cash and cash equivalents	—	46.0
Cash and cash equivalents at the beginning of the period	160.3	128.3
Cash and cash equivalents at the end of the period	$160.3	$174.3

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include normalized organic sales growth, gross profit, financial leverage and free cash flow. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's organic growth trends, capital structure position and liquidity on a comparable basis. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions, except sales growth data)
(Unaudited)

	Three Months Ended	Six Months Ended
Normalized Organic Sales Growth - Year-Over-Year:	June 30, 2016	June 30, 2016

Change in net sales	(0.3)%	(1.2)%
Impact from acquisitions	3.7%	3.8%
Impact from foreign exchange rates	(0.9)%	(1.7)%
Impact from number of workdays	—%	1.6%
Normalized organic sales growth	(3.1)%	(4.9)%

Three Months Ended
Normalized Organic Sales Growth - Sequential:	June 30, 2016

Change in net sales	7.6%
Impact from acquisitions	1.2%
Impact from foreign exchange rates	1.6%
Impact from number of workdays	—%
Normalized organic sales growth	4.8%

Note: Normalized organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Normalized organic sales growth is calculated by deducting the percentage impact from acquisitions in the first year of ownership, foreign exchange rates and number of workdays from the overall percentage change in consolidated net sales.

	Three Months Ended		Six Months Ended
Gross Profit:	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net sales	$1,911.6	$1,916.7	$3,687.5	$3,733.0
Cost of goods sold (excluding depreciation and amortization)	1,532.1	1,535.1	2,952.9	2,983.7
Gross profit	$379.5	$381.6	$734.6	$749.3
Gross margin	19.9%	19.9%	19.9%	20.1%
Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended
Financial Leverage:	June 30, 2016	December 31, 2015

Income from operations	$353.8	$373.7
Depreciation and amortization	66.2	65.0
EBITDA	$420.0	$438.7

	June 30, 2016	December 31, 2015
Current debt and short-term borrowings	$44.7	$44.3
Long-term debt	1,360.7	1,439.1
Debt discount and deferred financing fees(1)	184.0	182.0
Total debt	$1,589.4	$1,665.4

Financial leverage ratio	3.8	3.8

(1)	Long-term debt is presented in the condensed consolidated balance sheets net of deferred financing fees and debt discount related to the convertible debentures and term loan.
Note: Financial leverage is a non-GAAP financial measure provided by the Company to illustrate its capital structure position. Financial leverage ratio is calculated by dividing total debt, including debt discount and deferred financing fees, by EBITDA. EBITDA is defined as the trailing twelve months earnings before interest, taxes, depreciation and amortization.

	Three Months Ended		Six Months Ended
Free Cash Flow:	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Cash flow provided by operations	$60.0	$42.5	$138.6	$132.6
Less: Capital expenditures	(3.5)	(7.6)	(7.1)	(12.6)
Free cash flow	$56.5	$34.9	$131.5	$120.0
Percent of net income	113%	68%	156%	123%
Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from operating cash flow to determine free cash flow. Free cash flow is available to fund the Company's financing needs.